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                                                                   EXHIBIT 3.1.4

                                 AMENDMENT NO. 4
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         HERITAGE PROPANE PARTNERS, L.P.


                  This Amendment (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 27, 1996, as amended as of August 9, 2000, January 5, 2001, and as of October 5, 2001 (as so amended, the "Partnership Agreement"), is entered into effective as of February 4, 2002, by Heritage Holdings, Inc., a Delaware corporation ("HHI"), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership, and U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), as the successor general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                    RECITALS

         WHEREAS, this Amendment has been approved by the requisite vote of the Partners of the Partnership;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         SECTION 1. CONVERSION TRANSACTIONS. The following transactions shall occur immediately after execution hereof:

         1. 158,026 of the Common Units owned by U.S. Propane will be converted into a 1% General Partner Partnership Interest in the Partnership and into the Incentive Distribution Rights (less those Incentive Distribution Rights previously converted into Class C Units) and U.S. Propane will be admitted as a successor General Partner of the Partnership.

         2. The 1% General Partner Partnership Interest in the Partnership and the Incentive Distribution Rights owned by HHI (which do not include those Incentive Distribution Rights previously converted into Class C Units) will be converted into 158,026 Common Units and HHI will withdraw as a general partner of the Partnership.

         3. HHI will contribute its 1.0101% General Partner Partnership Interest in the Operating Partnership to the Partnership in exchange for 162,913 Common Units.

         SECTION 2. INAPPLICABILITY OF SECTION 11.3. The provisions of Section
11.3 (other than the last sentence of Section 11.3(a)) shall not be applicable to the withdrawal of HHI as a general partner of the Partnership and the Operating Partnership and the only amounts due to HHI for its Combined Interest shall be as set forth in this Amendment, Amendment No. 1 and Amendment


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No. 2 to the Amended and Restated Agreement of Limited Partnership of the
Operating Partnership.

         SECTION 3. ASSUMPTION OF GENERAL PARTNER RIGHTS AND DUTIES. U.S. Propane hereby agrees to assume the rights and duties of the General Partner under the Partnership Agreement.

         SECTION 4. RATIFICATION OF PARTNERSHIP AGREEMENT. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

         SECTION 5. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.


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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                      GENERAL PARTNER:


                                            Heritage Holdings, Inc.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


                                      LIMITED PARTNERS:


                                            All Limited Partners now and
                                            hereafter admitted as limited
                                            partners of the Partnership,
                                            pursuant to Powers of Attorney now
                                            and hereafter executed in favor of,
                                            and granted and delivered to, the
                                            General Partner.


                                            By: Heritage Holdings, Inc.,
                                            General Partner, as attorney-in-fact
                                            for all Limited Partners pursuant to
                                            the Powers of Attorney granted
                                            pursuant to Section 2.6 of the
                                            Partnership Agreement.

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


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                                            SUCCESSOR GENERAL PARTNER:

                                            U.S. Propane, L.P.

                                            By: U.S. Propane, L.L.C.
                                                  its general partner


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------



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